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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42803) pertaining to the Amended and Restated Stock Option Plan and the 1996 Stock Plan of UOL Publishing, Inc. of our report dated February 27, 1998 except for Notes 9 and 17, as to which the dates are March 27 and 30, 1998, with respect to the consolidated financial statements and schedule of UOL Publishing, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997.


Vienna, Virginia                                   /s/ ERNST & YOUNG LLP
March 30, 1998